SUBADVISORY AGREEMENT


This Subadvisory Agreement is made and entered into on this 1st day of October, 1994, by CS First Boston Investment Management Ltd., a company incorporated in England (the "Subadviser"), Equitable Investment Services, Inc., an Iowa corporation (the "Adviser"), and Equi-Select Series Trust, a Massachusetts business trust (the "Trust").

                                 WITNESSETH:

WHEREAS, the Adviser is engaged pursuant to an Investment Advisory Agreement (the "Advisory Agreement") with the Trust in the investment of the Trust's assets in accordance with the Trust's Prospectus and Statement of Additional Information (collectively the "Prospectus"); and

WHEREAS, pursuant to the Advisory Agreement the Adviser may delegate its responsibilities for the management of the investment of the assets of one or more portfolios of the Trust to one or more subadvisers; and

WHEREAS, Adviser desires to so delegate responsibility for management of the investments of one or more portfolios to Subadviser, and Subadviser agrees to manage the investment of one or more portfolios in accordance with this Subadvisory Agreement and the Prospectus;

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1. The Adviser hereby appoints Subadviser to act as the investment advisor to Adviser with respect to one or more portfolios as identified in "Schedule A", which is attached hereto and by this reference is incorporated herein, (singly or collectively the "Portfolio"). Subadviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation set forth on Schedule B, which is attached hereto and by this reference is incorporated herein. Adviser represents to Subadviser that it is authorized pursuant to the Advisory Agreement to delegate to the Subadviser all of the services to be performed by the Subadviser pursuant hereto.

2. Subject to the supervision of the Trustees of the Trust and the Adviser, Subadviser will manage the securities and investments (including cash) of the Portfolio, including the purchase, retention and disposition thereof, and the execution of agreements relating thereto in accordance with the Portfolio's investment objectives, policies and restrictions as those are stated in the Prospectus and further subject to the following understandings:

     (a) The Subadviser shall furnish a continuous investment program for the Portfolio and in so doing shall determine from time to time what investments or securities will be purchased, retained or sold by the Portfolio, and what portion of the assets will be invested or held uninvested as cash;

     (b) The Subadviser in the performance of its duties and obligations under this Agreement shall act in conformity with the Declaration of Trust, Bylaws and the Prospectus of the Trust, and with the instructions and directions of the Trustees of the Trust and, to the extent consistent therewith and herewith, of the Adviser, and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act"), and all other applicable federal and state laws and regulations;

     (c) The Subadviser shall determine the securities to be purchased or sold by the Portfolio and, as agent for the Portfolio, will effect transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities. The Subadviser shall also determine whether or not the Portfolio shall enter into repurchase or reverse repurchase agreements or engage in any other investment transactions or techniques that are consistent with subsection (b) above;

     (d) The Subadviser shall maintain all books and records with respect to the securities transactions of the Portfolio and shall render to the Adviser or Adviser's designees, such periodic and special reports as the Adviser may reasonably request;

     (e) The Subadviser shall, to the extent the information is within its control, provide or cause to be provided to the Trust's Custodian all requested information relating to all transactions concerning the assets of the Portfolio (other than share transactions of the Portfolio);

     (f) The investment advisory services of Subadviser to the Portfolio under this Subadvisory Agreement are not to be deemed exclusive, and the Subadviser shall be free to render similar service to others;

     (g) The Subadviser is authorized, subject to the supervision of the Adviser and the Trustees of the Trust, to place orders for the purchase and sale of the Portfolio's investments with or through such persons, brokers or dealers, including the Subadviser or affiliates thereof, and to negotiate commissions to be paid on such transactions in accordance with the Portfolio's policy with respect to brokerage as set forth in the Prospectus. The Subadviser may, on behalf of the Portfolio, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the
Portfolio and the accounts as to which the Subadviser exercises investment discretion. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's service to other clients. On occasions when Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other customers, the Subadviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and, if applicable, to such other customers. The Trust and the Adviser acknowledge that in order to comply with Federal Securities laws and related regulatory requirements, there may be periods when the Subadviser will not be permitted to initiate or recommend certain types of transactions in the securities of issuers for which affiliates of the Subadviser are performing investment banking services, and neither the Trust nor the Adviser will be advised of that fact. For example, during certain periods when affiliates of the Subadviser are engaged in an underwriting or other distribution of a company's securities, the Subadviser may be prohibited from purchasing or recommending the purchase of certain securities of that company for its clients. Similarly, the Subadviser may on occasion be prohibited from selling or recommending the sale of securities of a company for which affiliates are providing investment banking services.

     (h) The Subadviser shall provide marketing support to the Adviser in connection with the sale of Trust shares and/or Equitable Life Insurance Company of Iowa variable insurance contracts, as reasonably requested by the Adviser. Such support shall include, but not necessarily be limited to, presentations by representatives of the Subadviser at investment seminars, conferences and other industry meetings. Any materials utilized by the Adviser which contain any information relating to the Subadviser shall be submitted to the Subadviser for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. Any materials utilized by the Subadviser which contain any information relating to the Adviser, Equitable Life Insurance Company of Iowa (including any information relating to its separate accounts or variable annuity contracts) or the Trust shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Subadviser, which approval shall not be unreasonably withheld.

     (i) The Trust represents that it has delivered true and correct copies to the Subadviser of, and agrees to promptly notify and deliver to the Subadviser all future amendments and supplements to, the Prospectus, the Trust's Declaration of Trust, the Trust's Bylaws, resolutions or other instructions of the Trustees relevant to the Subadviser's performance of its duties under this Agreement, the Advisory Agreement and the Trust's Registration Statement on Form N-1A.

3.    The  Subadviser  agrees  that  all  records  which  it maintains for the
Portfolio pursuant to 2(d) are the property of the Trust and will promptly surrender any of such records to Adviser upon the Trustees' or Adviser's request. The Subadviser shall preserve for periods prescribed by Rule 31a-2 of the 1940 Act any such records as are required to be maintained by the Subadviser with respect to the Portfolio by Rule 31a-1 of the 1940 Act.

4. For performance of the services hereunder with respect to the Portfolios, the Adviser shall pay the Subadviser pursuant to the Fee Schedule contained in Schedule B. The fee prescribed in Schedule B shall be calculated daily and payable monthly in arrears at an annual rate per Schedule B of the Portfolio's average daily net assets.

5. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, Portfolio or the Adviser in connection with the matters to which this Subadvisory Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Subadvisory Agreement.

6. The term of this Subadvisory Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this
Subadvisory Agreement shall remain in effect through October 1, 1996. Thereafter, this Subadvisory Agreement shall continue in effect with respect to the Portfolios from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to the Portfolios is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons of any party hereto; and PROVIDED FURTHER that the Subadviser shall not have notified the Trust in writing at least sixty (60) days prior to October 1, 1996, or at least sixty (60) days prior to October 1 of any year thereafter that it does not desire such continuation. The Subadviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Subadvisory Agreement or any extension, renewal or amendment thereof. This Subadvisory Agreement may be terminated at any time by any party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other parties; PROVIDED, that in the case of termination by the Trust, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons of any party hereto, or (ii) by vote of a majority of the outstanding voting securities of the Portfolio. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act).

7. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall not, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have any authority to act for or represent the Portfolio or Trust in any way or otherwise be deemed to be an agent of the Portfolio or the Trust.

8. This Subadvisory Agreement is entered into by the Trust pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Trust individually, but bind only the property of the Trust and the Portfolios.

9. This Subadvisory Agreement may be amended only in accordance with the 1940 Act.

10. Any notice that is required to be given by the parties to each other under the terms of this Subadvisory Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgement of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

     (a)  If to the Subadviser:

          CS First Boston Investment Management Ltd.
          One Cabot Square
          London England E14 4QJ
          Attention:  Mark J. Morris

     (b)  If to the Manager:

          Equitable Investment Services, Inc.
          699 Walnut Street
          Des Moines, Iowa  50309
          Attention:  Paul R. Schlaack
          Facsimile:  (515) 282-9538

     (c)  If to the Trust:

          Equi-Select Series Trust
          604 Locust Street
          Des Moines, Iowa  50309
          Attention:  Paul R. Schlaack
          Facsimile:  (515) 282-9538

11. This Subadvisory Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

13. Under the rules of the Investment Management Regulatory Organization ("IMRO"), clients must be placed in specific categories which are dictated by different considerations including the nature and financial description of the client, the experience of the client in certain investments and other factors.
  On the basis of the information which the Adviser has given, it is a Non-Private Customer in relation to the services to be provided in accordance with this Agreement.

14. The Subadviser understands that the Adviser does not require transaction confirmation notes from Subadviser. The information which would have been contained in the Adviser's confirmation notes will be included in the periodic statements specified below. The Subadviser will deliver or send to the Adviser on a monthly basis and after the date of termination, a statement of the contents and value of the Investment Portfolio and an assessment of its performance.

Each statement will include:

     a) the number of units of each asset comprising the Portfolio, the aggregate of the initial value of each and the aggregate of their value at the time the statement is made up; and

     b) the basis on which such values have been calculated with a note of any change in such basis from that used in the immediately preceding statement. This basis shall be:

          i) taken from mid-market price indications from a representative sample of market makers, or

         ii) where, in the opinion of the Subadviser, the investment concerned is not readily realizable then it shall be taken at such fair valuation as may be determined on each occasion by the Subadviser.

15. The Subadviser may undertake transactions in options, future, or contracts for differences ("Relevant Transactions") in accordance with the Prospectus. The markets on which Relevant Transactions are executed can be highly volatile. Such investments carry a high risk of loss and, in the case of futures, contracts for differences and the grant of options, a relatively small adverse market movement may result not only in the loss of the original investment but also in unquantifiable further loss exceeding any margin deposited. The Subadviser may pay margin, or (subject to the rules of the exchange concerned) deposit investments by way of margin or collateral, on any Relevant Transaction out of the funds or investments in the Portfolio. The Subadviser may enter into Relevant Transactions under which the Trust may be required to pay amounts, or deposit investments, in respect of margin or collateral in excess of (as the case may be) the funds or the investments held in the Portfolio. Subject to the limits specified in the Prospectus, the Subadviser may borrow on the Trust's behalf in order to meet any calls for margin or collateral and the Subadviser and the Trust acknowledge that the amounts which may be so committed are unquantifiable, due to the nature of the commitments. In connection with Relevant Transactions, the Subadviser may, without reference to the Adviser, make contractual or other arrangements to settle or close out outstanding obligations in circumstances required by any exchange or intermediate broker with or through which the Subadviser effects such transactions.

16. The Subadviser, the Adviser and the Trust may record telephone conversations with each other. Any recordings made by the Subadviser shall be the property of the Subadviser.

17. The Subadviser has in operation a written procedure in accordance with the rules of IMRO for the effective consideration and proper handling of complaints from clients. Any complaint by the Adviser and/or the Trust hereunder should be sent in writing to the Compliance Officer of the Subadviser at the address specified in Section 10. The Adviser and/or the Trust are also entitled to make any complaint about the Subadviser to IMRO.

IN WITNESS WHEREOF, the parties hereto have caused this Subadvisory Agreement to be executed by their respective officers designated below as of the day and year first above written.

ADVISER:                           TRUST:

EQUITABLE INVESTMENT               EQUI-SELECT SERIES TRUST
SERVICES, INC.


By: /S/ PAUL R. SCHLAACK           By: /S/ PAUL R. SCHLAACK
    ___________________________        __________________________________
    Its President                      Its Trustee


SUBADVISER:

CS FIRST BOSTON INVESTMENT
MANAGEMENT LTD.



By: /S/ VALERIE M. LEYDE
    ___________________________
    Its Director


                                  SCHEDULE A

                              PORTFOLIO LISTING


INTERNATIONAL FIXED INCOME PORTFOLIO

                                  SCHEDULE B

                                 FEE SCHEDULE



International Fixed Income  .45% of first $200 million
Portfolio                   .40% of next $300 million
                            .30% of next $500 million
                            .25% of next $1 billion
                            .10% of average net assets over and above $2
                                 billion